UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

SERES THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37465	27-4326290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sidney Street - 4th Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-9626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MCRB	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 27, 2023 (the “Closing Date”), Seres Therapeutics, Inc., a Delaware corporation (the “Company”) entered into a Credit Agreement and Guaranty (the “Credit Agreement”), among the Company, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), and Oaktree Fund Administration, LLC, in its capacity as administrative agent for the Lenders (in such capacity, the “Agent”). The Credit Agreement establishes a term loan facility of $250 million, consisting of (i) $110 million (the “Tranche A Loan”) funded on the Closing Date, (ii) $45 million (the “Tranche B Loan”) that the Company may borrow subject to certain conditions, (iii) $45 million (the “Tranche C Loan”) that the Company may borrow subject to certain conditions, and (iv) $50 million (the “Tranche D Loan”) available in Oaktree’s sole discretion (collectively with the Tranche A Loan, the Tranche B Loan, the Tranche C Loan, and the Tranche D Loan, the “Term Loan”); provided, in the case of the Tranche B Loan and the Tranche C Loan, that the Company and its subsidiaries have achieved certain VOWSTTM (SER-109) net sales targets. The Term Loan has a maturity date of April 27, 2029 (the “Maturity Date”). The Company expects net proceeds from the Tranche A Loan of approximately $50 million, after deducting approximately $53 million to repay its existing credit facility with Hercules Capital, Inc. and estimated expenses and fees.

Borrowings under the Term Loan will bear interest at a rate per annum equal to three-month term Secured Overnight Financing Rate (subject to a 2.500% floor and a 5.000% cap), plus an applicable margin of 7.875%, payable quarterly in arrears. If certain VOWST net sales targets are met, the applicable margin shall be reduced from 7.875% to 7.50% through the Maturity Date. The Company is permitted to make quarterly interest-only payments on the Term Loan for the first three years after the Closing Date. Beginning on June 30, 2026, the Company will be required to make quarterly payments of interest, plus repay 7.5% of the outstanding principal of the Term Loan in quarterly installments until the Maturity Date, unless the interest only period is extended based upon the achievement of certain VOWST net sales targets.

The Company is obligated to pay the Lenders an exit fee equal to 1.50% of the aggregate amount of the Term Loan funded, such exit fee to be due and payable upon the earliest to occur of (1) the Maturity Date, (2) the acceleration of the outstanding Term Loan, and (3) the prepayment of the outstanding Term Loan. The Company may voluntarily prepay the outstanding Term Loan, subject to a customary make-whole for the first two years following the Closing Date plus 4.0% of the principal amount of the Term Loan prepaid, and thereafter a prepayment premium equal to (i) 4.0% of the principal amount of the Term Loan prepaid, if prepaid after the second anniversary of the Closing Date through and including the third anniversary of the Closing Date, (ii) 2.0% of the principal amount of the Term Loan if prepaid after the third anniversary of the Closing Date through and including the fourth anniversary of the Closing Date, (iii) 1.0% of the principal amount of the Term Loan if prepaid after the fourth anniversary of the Closing Date through and including the fifth anniversary of the Closing Date, with no prepayment premium due after the fifth anniversary of the Closing date through the Maturity Date.

The Company’s obligations under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) will be guaranteed by any domestic subsidiaries of the Company that become Guarantors (as defined in the Credit Agreement), subject to certain exceptions. The Company’s and the Guarantors’ (collectively, the “Loan Parties”) respective obligations under the Credit Agreement and the other Loan Documents are secured by first priority security interests in substantially all assets of the Loan Parties, including intellectual property, subject to certain customary thresholds and exceptions. As of the Closing Date, there are no Guarantors.

The Credit Agreement contains customary representations, warranties and affirmative and negative covenants, including a financial covenant requiring the Company to maintain certain levels of cash and cash equivalents in accounts subject to a control agreement in favor of the Agent of at least $30 million at all times commencing from 30 days after the Closing Date and decreasing to $25 million of cash and cash equivalents in such controlled accounts after the Company borrows any Tranche B Loan.

In addition, the Credit Agreement contains certain events of default that entitle the Agent to cause the Company’s indebtedness under the Credit Agreement to become immediately due and payable, and to exercise remedies against the Loan Parties and the collateral securing the Term Loan, including cash. Under the Credit Agreement, an event of default will occur if, among other things, the Company fails to make payments under the Credit Agreement (subject to specified periods), the Company or its subsidiaries breach any of the covenants under the Credit Agreement (subject to specified cure periods with respect to certain breaches), a material adverse change occurs, the Company, its subsidiaries or their respective assets become subject to certain legal proceedings, such as bankruptcy proceedings, the Company and/or its subsidiaries are unable to pay their debts as they become due or default on contracts with third parties which would permit the holder of indebtedness in excess of a certain threshold to accelerate the maturity of such indebtedness or that could cause a material adverse change. Upon the occurrence and for the duration of an event of default, an additional default interest rate equal to 2.0% per annum may apply to all obligations owed under the Credit Agreement.

On the Closing Date, the Company is required to issue to the Lenders of such Term Loan warrants to purchase 647,589 shares (subject to certain adjustments) of the Company’s common stock (the “Warrant”), at an exercise price per share of $6.69. Upon the funding of each of the Tranche B Loan and the Tranche C Loan, the Company is required to issue to the Lenders of the Term Loan additional warrants to purchase 264,922 shares (subject to certain adjustments) of the Company’s common stock on each such funding date at an exercise price equal to the trailing volume weighted average price of the Company’s common stock for the 30 trading days prior to the funding date for each tranche. The Warrants are immediately exercisable, and the exercise period will expire seven years from the date of issuance.

The Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Current Report”) and the Form of Warrant is filed as Exhibit 4.1 to this Current Report, each of which is incorporated herein by reference. The description of the Credit Agreement and the Warrants is a summary only, does not purport to be complete, and is qualified in its entirety by the terms of the Credit Agreement and the Form of Warrant.

The foregoing descriptions of the Credit Agreement and Warrants do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this Current Report and the Form of Warrant filed as Exhibit 4.1 to this Current Report, each of which is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

Based upon preliminary estimates and information available to us as of the date of this Current Report, we expect to report that we had approximately $107 million of cash and cash equivalents and marketable securities as of March 31, 2023.

We have not yet completed our financial close process for the three months ended March 31, 2023. This estimate of our cash and cash equivalents and marketable securities as of March 31, 2023 is preliminary and is subject to change upon completion of our financial statement closing procedures. There can be no assurance that our final cash position as of March 31, 2023 will not differ from this estimate, including as a result of adjustments as a result of our review, and any such change could be material. Our independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary financial data and accordingly do not express an opinion or any other form of assurance with respect to such data. Complete results will be included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2023.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Warrant was issued in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) promulgated pursuant to the Securities Act. Each Lender represented that it is an accredited investor, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act. The form of Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On April 27, 2023, the Company posted an updated corporate presentation in the “Investors and News” portion of its website at www.serestherapeutics.com. A copy of the slide presentation is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

On April 26, 2023, the Company and Nestlé Health Science (“Nestlé”) issued a joint press release, announcing that the U.S. Food and Drug Administration had approved VOWSTTM (fecal microbiota spores, live-brpk), formerly called SER-109, an orally administered microbiota-based therapeutic to prevent recurrence of C. difficile Infection (“CDI”) in individuals 18 years of age and older following antibacterial treatment for recurrent CDI. VOWSTTM is not indicated for the treatment of CDI. The Company and Nestlé expect VOWSTTM to be available in June 2023. The Company expects to receive $125 million milestone payment associated with the approval of VOWSTTM under its joint commercialization agreement with Nestlé.

Forward-Looking Statements Disclaimer

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the Company’s estimated cash, cash equivalents and marketable securities as of March 31, 2023, net proceeds from the Tranche A Loan, the timing for availability of VOWSTTM, and payments under the Company’s joint commercialization agreement with Nestlé. These forward-looking statements are based on the Company’s management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our and Nestle’s ability to commercialize VOWSTTM and risks related to drug commercialization. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), on March 7, 2023, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description

4.1	Form of Warrant, dated April 27, 2023, issued by the Company to the Lenders, together with a schedule of warrant holders

10.1	Credit Agreement and Guaranty, dated April 27, 2023, among Seres Therapeutics, Inc., a Delaware corporation, as the borrower, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, and Oaktree Fund Administration, LLC, as administrative agent for the lenders

99.1	Seres Therapeutics, Inc. Corporate Presentation as of April 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: April 27, 2023	By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Chief Legal Officer and Executive Vice President